Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

FIRST QUARTER 2006 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended March 31, 2006.

Funds from Operations (FFO) for the quarter ended March 31, 2006 was $1.4 million, or $0.10 per share, a 25% increase compared to FFO of $1.1 million or $0.08 per share, for the quarter ended March 31, 2005. The Company’s definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts. A reconciliation of the Company’s net loss to FFO is contained in the financial schedules included in this press release.

The net loss for the three months ended March 31, 2006 was $2,205,000 or $0.15 per share compared to a net loss of $776,000 or $0.05 per share for the three months ended March 31, 2005.

Financial schedules follow. Further information is available in the Supplemental Financial Information for the First Quarter 2006, which is available in the Investor Relations section (Financial Information) on TPGI’s website at www.tpgre.com, or by calling Diana Laing, Chief Financial Officer, at the number below.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Wednesday May 10, 2006, at 11:00 a.m. Pacific Time. To participate in the call, dial 800-510-9834 (US) or 617-614-3669 (International), and provide confirmation code 69346986. A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through May 31, 2006 by calling 888-286-8010 (US) or 617-801-6888 (International), and providing confirmation code 34072342. A webcast replay of the call will also be available from the Investor Relations section of our website at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc. is a full-service real estate company that owns, acquires, develops and manages office, retail and multi-family properties throughout the United States. The company has four primary areas of focus: property operations, property acquisitions, property development and redevelopment, and investment management. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate ownership, while managing the volatility associated with the real estate industry through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit the company’s website at www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services, including interest rates, the availability of credit to finance commercial real estate transactions, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Influence Future Results of Operations” in our 10-K for the year ended December 31, 2005, which has been filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended March 31, 2006	Three months ended March 31, 2005
Revenues:
Rental	$8,295	$8,280
Tenant reimbursements	4,893	4,914
Parking and other	897	1,443
Investment advisory, management, leasing, and development services	1,414	1,369
Investment advisory, management, leasing, and development services - unconsolidated real estate entities	2,173	1,627

Total revenues	17,672	17,633

Expenses:
Rental property operating and maintenance	4,328	4,075
Real estate taxes	1,456	1,459
Investment advisory, management, leasing, and development services	1,803	1,473
Rent - unconsolidated real estate entities	58	58
Interest	5,487	6,312
Depreciation and amortization	3,105	3,317
General and administrative	3,274	2,840

Total expenses	19,511	19,534

Loss from early extinguishment of debt	(360)	—
Interest income	676	417
Equity in net loss of unconsolidated real estate entities	(5,790)	(1,328)
Minority interests - unitholders in the Operating Partnership	4,203	1,511
Minority interests in consolidated real estate entities	(524)	—

Loss before benefit for income taxes	(3,634)	(1,301)
Benefit for income taxes	1,429	525

Net loss	$(2,205)	$(776)

Loss per share - basic and diluted	$(0.15)	$(0.05)
Weighted average common shares - basic and diluted	14,320,779	14,295,236
Reconciliation of net loss to funds from operations (FFO)(a):
Net loss	$(2,205)	$(776)
Adjustments:
Minority interests	(3,679)	(1,511)
Depreciation and amortization	3,105	3,317
Depreciation and amortization from unconsolidated real estate entities	5,748	1,453

FFO	$2,969	$2,483

TPGI share of FFO(b)	$1,377	$1,148

FFO per share – basic	$0.10	$0.08

FFO per share – diluted	$0.10	$0.08

(a)	We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains or losses from sales of property, extraordinary items, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 46.4% and 46.3% for the three months ended March 31, 2006 and 2005, respectively.

THOMAS PROPERTIES GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Investments in real estate	$414,419	$405,422
Less accumulated depreciation	(106,787)	(104,325)

	307,632	301,097
Investment in real estate - development property held for sale	7,787	12,064

	315,419	313,161
Investments in unconsolidated real estate entities	37,821	41,124
Cash and cash equivalents	55,222	63,915
Restricted cash	9,460	15,511
Rents and other receivables, net	1,981	1,804
Receivables - unconsolidated real estate entities	4,359	3,335
Deferred rents	21,781	23,111
Deferred leasing and loan costs, net	15,631	16,173
Deferred tax asset	40,869	39,440
Other assets	8,897	4,313

Total assets	$511,440	$521,887

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage, other secured, and unsecured loans	$322,911	$325,179
Accounts payable and other liabilities	13,641	13,545
Dividends and distributions payable	1,916	1,905
Prepaid rent	3,639	3,753

Total liabilities	342,107	344,382
Minority interests:
Unitholders in the Operating Partnership	68,790	74,099
Minority interests in consolidated real estate entities	—	26

Total minority interests	68,790	74,125
Common stock	143	143
Limited voting stock	167	167
Additional paid-in capital	106,683	106,713
Retained deficit and dividends	(6,450)	(3,379)
Unearned compensation, net	—	(264)

Total stockholders’ equity	100,543	103,380

Total liabilities and stockholders’ equity	$511,440	$521,887

Contact:	Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana Laing, Chief Financial Officer
213-613-1900